Exhibit 99.1

Kearny Financial Corp. and Clifton Bancorp Inc. Announce the Receipt of Shareholder Approvals for Acquisition

FAIRFIELD, N.J. and CLIFTON, N.J., Friday, March 2, 2018 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”) and Clifton Bancorp Inc. (Nasdaq: CSBK) (“Clifton”) jointly announced that the shareholders of both companies overwhelmingly approved the previously announced merger of Clifton with and into Kearny at their respective shareholder meetings held on March 1, 2018. The shareholders of Clifton also approved the non-binding proposal with respect to the merger-related compensation payable to the executive officers of Clifton. Subject to the receipt of the required regulatory approvals and the satisfaction of customary closing conditions, the parties expect to close the merger in early April 2018.

The combined company is expected to have more than $6.5 billion in assets and a network of 54 full service banking locations operating across northern and central New Jersey.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank. Kearny Bank operates from its administrative headquarters in Fairfield, New Jersey, and a total of 42 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At December 31, 2017, Kearny Financial Corp. had approximately $4.84 billion in total assets.

About Clifton Bancorp Inc.

Clifton Bancorp Inc. is the holding company for CSBK (Clifton Savings Bank), a federally chartered savings bank headquartered in Clifton, New Jersey. CSBK is a metropolitan, community-focused bank serving residents and businesses in its market area through 12 full-service banking centers. For additional investor relations information, including subscribing to email alerts, visit cliftonbancorp.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and CSBK, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and CSBK’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Kearny and Clifton may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s and CSBK’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Kearny or Clifton or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny and Clifton do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

(973) 244-4500

Clifton Bancorp Inc.

Michael Lesler, Executive Vice President, Chief Operating Officer and Corporate Secretary

(973) 473-2200